Exhibit 99.1

Fifth Street Senior Floating Rate Corp. Continues to Optimize Its Capital Structure by
Closing on a $309 Million Debt Securitization Transaction

GREENWICH, CT, June 1, 2015 - Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) ("FSFR") today announced the closing of a $309 million debt securitization transaction ("Debt Securitization").  FSFR is issuing $222.6 million of long-term secured notes (the "2015 Notes") to refinance FSFR's existing $200 million credit facility arranged by Natixis, New York Branch.

The 2015 Notes consist of:

•	$126.0 million of Class A-T Notes which bear interest at a rate of LIBOR plus 1.80%;

•	$29.0 million of Class A-S Notes which bear interest at a rate of LIBOR plus 1.55%;

•	$20.0 million of Class A-R Revolving Notes at Commercial Paper plus 1.80%;

•	$25.0 million of Class B Notes which bear interest at a rate of LIBOR plus 2.65%; and

•	$22.6 million of Class C Notes which bear interest at a rate of LIBOR plus 3.25% and are currently held by FSFR.

FSFR's Debt Securitization is primarily invested in middle market senior secured loans that are sourced and originated through the Fifth Street platform.  The vehicle has a four-year reinvestment period with a ten-year maturity and two-year non-call period.  Natixis Securities Americas LLC served as the Placement Agent and Natixis, New York Branch served as the Class A-R Note Agent.

"We are pleased to announce the closing of the FSFR Debt Securitization, which was supported by repeat investors and represents the tightest print for a middle market CLO this year.  FSFR was able to capitalize on an attractive capital markets environment to optimize our capital structure and lock in low-cost, long-term financing," stated FSFR's Chief Executive Officer, Ivelin M. Dimitrov, adding, "We believe that FSFR is well-positioned to continue investing in senior secured floating rate loans and take advantage of positive business trends, including declining bank participation in middle market leveraged lending."

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors.  FSFR's investment objective is to maximize its portfolio's total return by generating current income from its debt investments while seeking to preserve its capital.  The company has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a growing credit-focused asset manager with over $6 billion in assets under management across multiple public and private vehicles.  With a track record of 17 years, Fifth Street's nationally recognized platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street received the 2014 ACG New York Champion's Award for "Senior Lender Firm of the Year" and was named both 2013 "Lender Firm of the Year" by The M&A Advisor and "Lender of the Year" by Mergers & Acquisitions.  FSFR's website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company.  Words such as "believes," "expects," "estimates," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company's filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Vice President, Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

Nick Rust

Prosek Partners

(212) 279-3115 ext. 252

pro-fifthstreet@prosek.com